Exhibit 5.2

[Letterhead of Venable LLP]

August 15, 2025

MFA Financial, Inc.

One Vanderbilt Avenue, 48th Floor

New York, New York 10017

Re:          Registration Statement on Form S-3 (File No. 333-289614)

Ladies and Gentlemen:

We have served as Maryland counsel to MFA Financial, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of (i) 7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and (ii) 6.50% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of the Company having an aggregate offering price of up to $100,000,000 (the “Preferred Shares”), covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Preferred Shares are to be issued in an at-the-market public offering (the “Offering”) pursuant to a Distribution Agreement, dated as of August 15, 2025 (the “Distribution Agreement”), by and among the Company and BTIG, LLC and JonesTrading Institutional Services LLC.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.             The Registration Statement;

2.            The Prospectus, dated August 14, 2025, as supplemented by a Prospectus Supplement, dated August 15, 2025 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the Securities Act;

3.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.             The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

MFA Financial, Inc.

August 15, 2025

5.             A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.             Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (a) the sale and issuance of the Preferred Shares and the Conversion Shares (as defined herein), (b) the execution, delivery and performance by the Company of the Distribution Agreement and (c) the delegation to a pricing committee of the Board (the “Pricing Committee”) the power to determine the number and price of the Preferred Shares and certain other matters in connection with the registration, sale and issuance of the Preferred Shares, subject to the Resolutions, certified as of the date hereof by an officer of the Company;

7.             A certificate executed by an officer of the Company, dated as of the date hereof; and

8.             Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.             All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

MFA Financial, Inc.

August 15, 2025

5.             Neither the Preferred Shares nor the Conversion Shares will be issued or transferred in violation of any restriction or limitation contained in Article Ninth of the Charter.

6.             Upon the issuance of any of the Series B Preferred Stock, the total number of shares of Series B Preferred Stock issued and outstanding will not exceed the total number of shares of Series B Preferred Stock that the Company is then authorized to issue under the Charter.

7.             Upon the issuance of any of the Series C Preferred Stock, the total number of shares of Series C Preferred Stock issued and outstanding will not exceed the total number of shares of Series C Preferred Stock that the Company is then authorized to issue under the Charter.

8.             Upon the issuance of any of the Conversion Shares, the total number of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

9.             Prior to the issuance of any of the Preferred Shares, the Board, the Pricing Committee or a duly authorized officer of the Company will determine the number, price and certain other terms of issuance of such Preferred Shares in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions (the “Corporate Proceedings”).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.             The issuance of the Preferred Shares has been duly authorized and, when and to the extent issued against payment therefor in accordance with the Corporate Proceedings, the Distribution Agreement, the Registration Statement, the Prospectus Supplement and the Resolutions, the Preferred Shares will be validly issued, fully paid and nonassessable.

3.             The shares of Common Stock, issuable upon conversion of the Preferred Shares (the “Conversion Shares”), have been duly authorized for issuance and, when and if issued upon such conversion in accordance with the Corporate Proceedings, the Distribution Agreement, the Registration Statement, the Prospectus Supplement, the Resolutions, the terms of the Series B Preferred Stock or Series C Preferred Stock, as applicable, and the Charter, will be validly issued, fully paid and nonassessable.

MFA Financial, Inc.

August 15, 2025

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other jurisdiction. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Offering (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP